                                                                   *EXHIBIT 10.6
                                                                    ------------





      Authorized Education Center Agreement dated May 23, 1995, between Lotus Development Corporation and Computer Generated Solutions, Inc.









* Confidential treatment is being requested with respect to portions of this exhibit

To:             Jennifer Davis
cc:
From:           Jennifer Davis
Date:           10/19/95 11:48:21 AM
Subject:        BP new renewal fee for LAEC


IMPORTANT REMINDER
------------------
      Business Partner Program Annual Membership Renewal

Last June, when Lotus began shipping the quarterly Business Partner Connection CDs to all Business Partners, we announced that an annual membership fee would be required for partners to maintain membership in the program.

As you know, one of the requirements of the LAEC Program is membership to the Business Partner Connection. During the last renewal cycle, the LAEC Program provided a complimentary one year's membership for the Business Partner Connection to LAECs. Effective with the July 1, 1995 LAEC renewals, LAECs are responsible for renewing this service. To simplify the process, the renewal fees for both the LAEC Program and The Business Partner Program will be due at the same time and submitted to the LAEC Program, where LAEC Program staff will ensure the Business Partner Program membership renewal is processed.

The new amount that should be submitted is ****.

The new rate reflects the **** annual per site renewal for the LAEC Program (no change) and the **** subscription fee for the Business Partner Connection. The **** subscription rate was recently increased from **** by the Business Partner group to help fund some of the new program benefits including LNN.

As a LAEC you will continue to receive the following program benefits:

        - Lotus Notes Software for Licensed use in classroom)
        - Product marketing support and collateral
        - Educational Referrals
        - Educational Helpline
        - Lotus Fax Support
        - Worldwide Scheduling database
        - Courseware discounts
        - Cooperative marketing programs
        - MAP
        - Lotus Education Marketing Material
        - LAEC LiNK (part of Lotus Connects)
        - Partnering opportunities
        - Assigned Account Managers

Furthermore, as a Lotus Business Partner you will continue to receive the following:

        - Business Partner Connection (quarterly Info Library and Toolkit CDs)
        - FirstLook prerelease software (including R4 prerelease)
        - Inside Edge CDs - Notes applications to help you run your business
        - Lotus Vision, skill enhancement videotapes and local seminars
        - Developer consulting assistance
        - Lotus software for internal use
        - Marketing toolkits
        - Solution Symposia and local seminars
        - Partner Pavilions, PR support and special advertising supplements
        - Listing in Lotus Business Partner Catalog (product packaging, Notes guide and WWW)


**** Confidential treatment is being requested for these portions of this agreement.

                  LOTUS AUTHORIZED EDUCATION CENTER AGREEMENT

Lotus Development Corporation           Training Company Name and Address:
Lotus Education Group                   American Systems Technology, Inc. ___
400 River Park Drive                    1050 Wilshire Drive Suite 191 _______
North Reading, MA  01864                Troy, MI 48084_______________________
Telephone:  800-346-6409                Telephone: 810-643-0140X23___________
FAX:  617-693-8636                      Fax: 810-643-8210____________________
Attention: Manager, Lotus               Attn: Laura Kelly____________________
Education - LAEC Program
Effective Date: ___________________
--------------------------------------------------------------------------------
The Lotus Authorized Education Center Agreement between Lotus Development Corporation ("Lotus") and the training company identified above ("LAEC") consists of this cover page and the following:


AUTHORIZED SITE SCHEDULE        -       contains the fees for the LAEC Program
                                        and lists the names and addresses of
                                        LAEC's training locations which have
                                        been authorized by Lotus ("Authorized
                                        Sites")

AUTHORIZED COURSE SCHEDULE      -       lists the Lotus-authorized courses
                                        available to LAEC under this Agreement
                                        ("Authorized Courses") and the current
                                        prices

STANDARD TERMS AND CONDITIONS   -       Contains Lotus' standard terms and
                                        conditions applicable to the LAEC
                                        program



The signatures below are those of authorized representatives of the parties and constitute each party's acceptance of this Agreement as set forth in the attached Schedules and Standard Terms and Conditions.


LAEC                                    LOTUS DEVELOPMENT CORPORATION



-----------------------------------
    (print full corporate name)



By:________________________________     By:__________________________________

Name:______________________________     Name:________________________________

Title:_____________________________     Title:_______________________________

                  LOTUS AUTHORIZED EDUCATION CENTER AGREEMENT


                           AUTHORIZED SITE SCHEDULE


1. Initiation Fees.
   ---------------

        One Authorized Site:              ****(U.S.)

        Each Additional Authorized Site:  ****(U.S.)

The Initiation Fee covers a period of one (1) year from the Effective Date (the "Initial Term") and is payable upon execution of this Agreement. The Initial Term may extent beyond one year for renewal purposes as described below. The Initiation Fee for Authorized Sites added during the term will be prorated to the effective date of LAEC's primary Site. If Lotus does not receive an executed original of this Agreement and all applicable fees within 30 days of the LAEC's receipt of the Agreement, LAEC will not be accepted into the LAEC Program.


2. Annual Renewal Fees.
   -------------------

        Each Authorized Site:            ****(U.S.)

After the Initial Term, this Agreement may be renewed for additional one (1) year renewal terms upon LEAC's submission and Lotus' acceptance of a Renewal Application and payment of the Annual Renewal Fee and other fees by LAEC. The Renewal Date will be the beginning of the calendar quarter immediately following this Agreement's anniversary date. If Lotus does not receive the Renewal Application and all fees within thirty (30) days of the Renewal Date, this Agreement will automatically and immediately terminate. The annual Renewal Fee is subject to change on 30 days' prior notice.


3. Authorized Sites.
   ----------------

Please list the names and addresses of LAEC's Authorized Sites (include the address indicated at the top of the previous page, if appropriate). All Authorized Sites must be approved by Lotus in advance. (Attach additional sheet if necessary.)

1050 Wilshire Drive Suite 191__________     ___________________________________
Troy, MI 48084_________________________     ___________________________________
_______________________________________     ___________________________________
_______________________________________     ___________________________________




_______________________________________     ___________________________________
_______________________________________     ___________________________________
_______________________________________     ___________________________________
_______________________________________     ___________________________________




_______________________________________     ___________________________________
_______________________________________     ___________________________________
_______________________________________     ___________________________________
_______________________________________     ___________________________________


**** Confidential treatment is being requested for these portions of this agreement.

                                                          Confidential treatment
                                                             is being requested.

                  LOTUS AUTHORIZED EDUCATION CENTER AGREEMENT

                          AUTHORIZED COURSE SCHEDULE


        Course Title                  Duration         LAEC Courseware Kit Price
                                                       in US Dollars

Basic Notes Concepts                    1 day                    ****
Basic Notes Concepts for Macintosh      1 day                    ****
Notes Technical User                    1 day                    ****
Notes Application Development I         2 days                   ****
Notes Application Development II        3 days                   ****
Notes System Administration I           3 days                   ****
Notes System Administration II          2 days                   ****
cc:Mail System Administration I         2 days                   ****
cc:Mail System Administration II        2 days                   ****
Notes API                               2 days                   ****
Lotus Forms Development                 3 days                   ****
Introduction to Lotus Notes VIP         2 days                   ****
LotusScript Fundamentals                3 days                   ****





Prices, class duration and course names are subject to change. Lotus will provide 30 days prior notice of any price increases.


**** Confidential treatment is being requested for these portions of this agreement.

                  LOTUS AUTHORIZED EDUCATION CENTER AGREEMENT
                         STANDARD TERMS AND CONDITIONS


1. Authorization.

(a) Lotus appoints LAEC as a non-exclusive Lotus Authorized Education Center only at the locations listed on the Authorized Site Schedule to this Agreement ("Authorized Sites"), for the term and upon the conditions set forth herein. This appointment is limited to providing training to individual users of the Lotus software products ("Lotus Products") which are the subjects of the Lotus-authorized courses listed on the Course Schedule to this Agreement ("Authorized Courses"). Training shall be provided only with respect to versions of the Lotus products that have been released to the public and are currently being supported by Lotus.

(b) Except as expressly provided herein, this appointment gives LAEC the right to distribute single units of Authorized Course materials ("Courseware Kits") to individual users only and does not include any right to distribute Courseware Kits to other training centers or to sublicense or otherwise distribute or use Lotus software products or related information. Courseware Kits must be purchased from Lotus at Lotus' LAEC standard prices and terms. The Authorized Course Schedule contains Lotus' current price list for Courseware Kits.

2. Undertakings of Lotus. Lotus agrees to provide the items and/or services described below.

(a) Referrals. Lotus will provide to its field sales personnel a listing of all
    ----------
Lotus Authorized Education Centers to enable such personnel to refer Lotus Authorized Education Centers to Lotus' customers, distributors and/or dealers. In addition, Lotus will maintain a toll free number to refer customers to a Lotus Authorized Education Center in the customer's geographic area.

(b) Training Software. Lotus will provide LAEC with installation diskettes (or
    -----------------
other appropriate media) for Lotus Products. LAEC will also receive commercially-available upgrades to Lotus Products released during the Term of this Agreement. Lotus will supply LAEC with copies of documentation for LAEC's Authorized Sites.

Lotus hereby grants LAEC a limited right to install one copy of the Lotus Product on (i) computers located at an Authorized Site solely for the purpose of training individual users taking Authorized Courses and (ii) computers of LAEC's customers solely for the purpose of training such customer's employees taking Authorized Courses. These copies of Lotus Products may only be installed on computers that are designated specifically for (i) education and training, (ii) LAEC's direct communication with Lotus or (iii) administrative tasks of LAEC related to the foregoing. Such copies may not be installed on any other computers or used for general business purposes or any other purpose. LAEC must delete all copies of Lotus Product installed on customer training computers upon conclusion of the Authorized Course. Notwithstanding the foregoing, LAEC may use the Lotus Products obtained under the Lotus Business Partner Program in accordance with the terms of that program or may purchase additional copies of Lotus Products for such other uses. LAEC shall maintain and promptly provide to Lotus accurate written records of all installations of Lotus Products by LAEC pursuant to this section, including Authorized Site location, computer serial number (if applicable), and the name and version of each Lotus Product installed. A breach by LAEC of this Section 2(b) shall be deemed to be a material breach of this Agreement.

(c) Training Seminars. From, time to time, Lotus will offer training seminars at
    -----------------
Lotus field sales offfices and will make such seminars available to a limited number of designated LAEC employees at no charge, provided that space is available. LAEC employees attending such seminars will not be permitted to solicit training business directly or indirectly from other attendees.

(d) Product Support. Lotus will make available direct telephone access to Lotus
    ----------------
customer support personnel by a designated employee of LAEC for an additional charge.

4. Undertakings of LAEC. LAEC assumes the following obligations:

(a) Courses. LAEC shall offer training with respect to the Lotus Products to
    -------
members of the general public on an individual and/or group basis. LAEC shall train a minimum number of students per month per Authorized Site as set forth in its LAEC Program Application. LAEC shall offer Authorized Courses only at Authorized Sites or at a customer site only for such customer's employees. LAEC must offer courses on the most recent public releases of the Lotus Products, and all courses must be listed in all appropriate LAEC brochures and class schedules. LAEC will be responsible for training course administration, including, without limitation, registration and billing, and will supply Lotus in advance with a copy of its standard policies for training classes.

LAEC must purchase a Courseware Kit from Lotus for each student. In order to maintain consistent, high-quality standards which customers associate with Lotus Authorized Education Centers, LAEC agrees that it will only use Courseware Kits to teach Authorized Courses. Notwithstanding the foregoing, LAEC may create and use supplementary course materials or custom course materials, but such materials shall not replace Courseware Kits or other materials supplied by Lotus for use with the Authorized Courses. In the event LAEC teaches its own courses, LAEC must clearly differentiate between its curriculum and Authorized Courses in its program and marketing materials and must inform customers that LAEC's courses are not authorized by Lotus.

(b) Facilities. Each Authorized Site must comfortably accommodate at least ten
    -----------
(10) trainees. LAEC must provide each trainee with (i) a personal computer or terminal (with a copy of the Lotus Product which is the subject of the Authorized Course installed thereon), (ii) a student workbook for the Authorized Course, and (iii) the Lotus course completion certificate if such trainee completes the Authorized Course. LAEC must maintain one (1) copy of the documentation for each Lotus Product at each training location.

(c) Instructors. All classes for Authorized Courses must be taught by
    ------------
instructors who have been certified as Lotus Certified Instructors ("LCIs"). The cost of all certification training shall be borne by LAEC. LAEC shall at all times during the term of this Agreement retain at least one LCI as an employee of LAEC. The student-to-LCI ratio for each class must at all times be less than or equal to 12-to-1.

                  LOTUS AUTHORIZED EDUCATION CENTER AGREEMENT
                         STANDARD TERMS AND CONDITIONS


(d) Promotion. LAEC will use its best efforts to promote Authorized Courses
    ----------
through advertising and training seminars. In any such advertising, LAEC may use the logo materials provided by Lotus and shall observe the obligations concerning the use of Lotus trademarks and logos set forth in Section 5 hereof and in guidelines provided to LAEC. In the event that Lotus provides the LAEC with product brochures, LAEC shall prominently display such brochures.

(e) Marketing Materials. LAEC shall maintain on its premises in a prominent
    --------------------
position the plaque provided by Lotus designating LAEC as a Lotus Authorized Education Center . At the request of Lotus, LAEC will distribute to each trainee copies of marketing materials provided free of charge by Lotus.

(f) Reports, Audit. LAEC must obtain electronic course evaluations from each
    --------------
trainee, using the evaluation form provided by Lotus, and will provide electronic copies of such completed course evaluations to Lotus upon completion of the course. Additionally, LAEC shall electronically submit to Lotus (i) a "rolling" ninety (90) day training schedule each month and (ii) quarterly reports regarding LAEC's training activity (as further described in the LAEC Program materials). Lotus shall be entitled to conduct unannounced audits of LAEC's training sites. Such audits may include, but will not necessarily be limited to, classes, facilities, location of Lotus Products installation records, competency of the training staff and other matters related to LAEC's obligations under this Agreement.

(g) Compliance. LAEC will at all times comply with the LAEC Program terms as
    -----------
established by Lotus, which terms will be communicated to LAEC and which are incorporated herein by reference. Lotus may change the Program terms at any time and will notify LAEC of all such changes. LAEC will conduct its activities in an ethical manner and in compliance with all applicable laws.

(h) Communications. LAEC must establish a Lotus Notes server to communicate
    ---------------
with Lotus and will communicate with Lotus via Lotus Notes whenever possible. LAEC is responsible for installing appropriate hardware and software to communicate electronically with Lotus and for all LAEC data transmission charges.

(i) Services to Lotus. LAEC will admit Lotus employees and employees of Lotus
    ------------------
customers designated in advance by Lotus to its courses, provided space is available, at a tuition rate equal to no more than forty percent (40%) off of LAEC's current suggested retail tuition rates for such courses. Additionally, LAEC acknowledges that Lotus may from time to time offer to its customers and/or business partners training certificates or other special promotions providing opportunities to attend training courses at reduced tuition rates. LAEC agrees to provide such training at such reduced rates, so long as the rate offered to such customers is no more than forty percent (40%) off of LAEC's current suggested retail tuition rates. All discounted training offered to Lotus customers or business partners shall be billed directly to the customer or business partner, unless Lotus notifies LAEC to bill Lotus.

5. COPYRIGHTS AND TRADEMARKS.

(a) During the term of this Agreement, Lotus authorizes LAEC to use the designation "Lotus Authorized Education Center," the trademark "Lotus," and the Lotus logo solely in connection with LAEC's performance under this Agreement and exclusively in connection with Authorized Courses. LAEC shall follow the instructions of Lotus, as given from time to time, with respect to trademark usage. Except as expressly provided in Section 2(b) and this Section 5(a), nothing in this Agreement confers upon LAEC any interest in or licenses under any of Lotus' patents, trademarks, logos, copyrights, trade names or designations.

(b) In the event LAEC becomes aware of unauthorized copying of Lotus products or courseware, whether by employees of LAEC, customers or students, it must immediately notify Lotus and take all reasonable measures to halt such unauthorized copying.

(c) A violation by LAEC of any Lotus copyright or other intellectual property right shall be suffficient grounds for immediate termination of this Agreement by Lotus.

6. Confidentiality.

(a) For five (5) years from and after the Effective Date of this Agreement, LAEC shall hold in confidence all confidential and/or proprietary information disclosed to LAEC by Lotus. The foregoing obligation shall not apply to information that (i) is publicly known at the time of its disclosure to LAEC,
(ii) is lawfully received by LAEC from a third party not bound in a confidential relationship to Lotus, (iii) is published or otherwise made known to the public by Lotus, (iv) was already known to LAEC at the time of disclosure by Lotus, (v) was generated independently by LAEC before its receipt from Lotus, or (vi) is required to be disclosed pursuant to a valid court order or subpoena, provided that LAEC gives Lotus prompt notice of any such court order or subpoena.

(b) LAEC shall not reveal the terms of this Agreement to any third party without the prior written consent of Lotus, except that LAEC may disclose this Agreement to its accountants and attorneys or as may be required by law.

(c) LAEC acknowledges and agrees that any breach of this Section 6 would cause irreparable harm to Lotus, and that Lotus shall be entitled to specific performance or injunctive relief to enforce this Section 6 without having to post a bond.

(d) The provisions of this Section 6 shall survive the expiration or earlier termination of this Agreement.

7. TERMINATION.

(a) Except as otherwise provided in this Agreement, either party may terminate this Agreement (i) for any reason upon thirty (30) days prior written notice to the other party, (ii) fourteen (14) days after written notice of a material breach of this Agreement if such breach is not cured to the other party's reasonable satisfaction within such period, or (iii) immediately if the material breach is not curable.

(b) Lotus may terminate this Agreement immediately upon written notice to LAEC if LAEC ceases conducting business in the ordinary course, becomes insolvent, makes a general assignment for the benefit of creditors, suffers or permits the appointment of a receiver for its business or assets, or files or

                  LOTUS AUTHORIZED EDUCATION CENTER AGREEMENT
                         STANDARD TERMS AND CONDITIONS

has filed against it a petition under the U.S. Bankruptcy Code or any other law relating to insolvency or the protection of the rights of creditors.

(c) Upon any expiration or termination of this Agreement, LAEC shall return to Lotus all materials supplied to LAEC by Lotus including, without limitation, all copies of Lotus Products, training materials, plaques, logo materials, stickers and any other materials furnished by Lotus hereunder.

8. Indemnity. LAEC shall indemnify, defend and hold Lotus harmless from and against all liabilities, claims or demands (including reasonable attorneys' fees) arising out of or in connection with LAEC's performance of this Agreement.

9. No Warranty. LOTUS MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY SOFTWARE, COURSEWARE OR OTHER MATERIALS OR SERVICES SUPPLIED BY LOTUS HEREUNDER.

10. Limitation of Liability. IN NO EVENT SHALL LOTUS BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND LOTUS' LIABILITY TO LAEC SHALL IN ALL EVENTS BE LIMITED TO REFUND OF THE FEES PAID BY LAEC TO LOTUS HEREUNDER.

11. Notices. All notices provided for in this Agreement shall be given in writing and shall be effective (i) when served by personal delivery, (ii) three days after deposit, postage prepaid, in the United States mail addressed to the parties at their respective addresses set forth herein or (iii) two days after deposit with an overnight courier addressed to the parties at their respective addresses set forth herein, or to such other address or addresses as either party may later specify by written notice to the other.

12. Relationship of the Parties. The parties hereto are independent contractors and neither party is an employee, agent, partner or joint venturer, of the other. Neither party shall have the right to bind the other to any agreement with a third party or to incur any obligation or liability on behalf of the other party, and neither party shall represent that it has the power to do so.

13. Miscellaneous. The services to be provided by LAEC are personal in nature. Neither this Agreement nor any interest herein may be assigned in whole or in part by LAEC without the prior written consent of Lotus. This Agreement constitutes the entire agreement of the parties with respect, to the subject matter hereof and supersedes all prior negotiations, communications, understandings, and agreements, written or oral. Any additional or conflicting terms contained in any purchase order, invoice, acknowledgment or other similar document will be of no effect. This Agreement may only be amended, supplemented or modified in a writing duly executed and delivered by each party. This Agreement is binding upon the parties, their successors and permitted assigns. If any provisions of this Agreement shall be held by a court of competent jurisdiction to be contrary to law or public policy, the remaining provisions shall remain in full force and effect. No term or provision hereof shall be deemed waived and no breach consented to or excused, unless such waiver, consent or excuse shall be in writing and signed by the waiving or consenting party. No consent, waiver or excuse shall constitute a consent to, waiver of, or excuse of any different or subsequent breach, whether or not of the same kind as the original breach. This Agreement shall be governed by and construed in accordance within the laws (excluding the conflict of laws rules) of The Commonwealth of Massachusetts. The provisions of Sections 6 through 10 will survive termination or expiration of this Agreement in accordance with their respective terms.